CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 27, 2010 on the financial statements of the Neiman Large Cap Value Fund, a series of Neiman Funds, as of March 31, 2010, and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Neiman Large Cap Value Fund’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services Cohen Fund Audit Services, Ltd. Westlake, Ohio July 28, 2010